Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (the “Second Amendment”) is made the 6th day of August 2020 between ALLIED MOTION TECHNOLOGIES INC., a Colorado corporation (the “Company”) and RICHARD S. WARZALA (“Employee”).

WHEREAS, the Company and Employee are parties to an Amended and Restated Employment Agreement dated as of March 22, 2016 (the “Employment Agreement”);

WHEREAS, the Company and Employee are parties to a letter agreement dated December 22, 2008 which provides Employee with certain benefits if his employment terminates after a Change in Control of the Company (the “CIC Agreement”);

WHEREAS, the Company and the Employee amended the Employment Agreement and the CIC Agreement by Amendment to Employment Agreement and Change in Control Agreement dated December 28, 2017;

WHEREAS, the Company and Employee desire to further amend the Employment Agreement as provided in this Second Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below:

1.            Any capitalized term not defined in this Amendment shall have the meaning set forth in the Employment Agreement.

2.            Term. Section 2 of the Employment Agreement is amended to read in its entirety as follows:

2.       Term of Employment. The term of this Agreement is effective for a period commencing December 28, 2017 and continuing through the close of business on January 2, 2023 (the “Initial Period”), subject to earlier termination as provided in Section 4. The Initial Period will automatically be extended for one-year periods (each a “Renewal Period”) unless either party shall have given the other party written notice of termination not less than 180 days prior to the end of the Initial Period or any Renewal Period, as the case may be.

3.       Effect on Existing Agreements. Any provision of the Employment Agreement not modified by this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and Employee have executed this Second Amendment, which may be in separate counterparts, effective as of the date first above written.

Company:

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Richard D. Federico
Name:	Richard D. Federico
Title:	Chair of the Compensation Committee

Employee:

/s/ Richard S. Warzala
Name:	Richard S. Warzala